UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2016

CORBUS PHARMACEUTICALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37348	46-4348039
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 River Ridge Drive, Norwood, MA	02062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 963-0100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.Submission of Matters to a Vote of Security Holders.

On May 26, 2016, Corbus Pharmaceuticals Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).  The matters voted on at the Annual Meeting were: (1) the election of directors and (2) the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2016.  The final voting results were as follows:

1.  The election of each of Dr. Yuval Cohen, Alan Holmer, David P. Hochman, Dr. Renu Gupta and Avery W. Catlin as directors to hold office for a term of one year, until his or her successor is duly elected and qualified or he or she is otherwise unable to complete his or her term.

The votes were cast for this matter as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Dr. Yuval Cohen	16,760,509	48,239	8,659,746
Alan Holmer	16,764,509	44,239	8,659,746
David P. Hochman	16,762,509	46,239	8,659,746
Dr. Renu Gupta	16,762,509	51,239	8,659,746
Avery W. Catlin	16,762,509	51,239	8,659,746

2.  The proposal to ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2016 was approved based upon the following votes:

Votes For	Votes Against	Abstentions
24,527,128	9,061	932,305

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORBUS PHARMACEUTICALS HOLDINGS, INC.

Dated: May 27, 2016	By:	/s/ Yuval Cohen
Name: Yuval Cohen
Title: Chief Executive Officer